ZIM Announces Restatement of Previously Issued Financial Statements

Change Will Have No Impact On Bottom Line

Ottawa, Canada – March 28, 2006 – ZIM Corporation (OTCBB: ZIMCF), a global mobile service provider, aggregator and application developer for the mobile market, today announced that it will be re-stating its previously issued financial statements in connection with its adoption of a new method of accounting for revenues from premium messaging transactions that, it believes, will more accurately portray its operations. The change involves reducing the Company’s revenues by certain amounts that were previously accounted for as after-revenue costs, with the result that the Company’s net loss will not be affected by the change.

Historically, the Company reported revenues from mobile operators before deducting revenue sharing fees paid to mobile content providers. The Company has determined that a more appropriate treatment, consistent with EITF Report No. 99-19 (“Reporting Revenue Gross as a Principal versus Net as an Agent”), is to record the revenues received from mobile operators net of the amount of revenue share with the mobile content provider.

The effect of this change in revenue recognition for premium messaging transactions will reduce both the revenue and cost of revenue by equal amounts. There will be no effect on the net loss for any period or on any of the balance sheet items. The Company will restate the financial statements for the ten month fiscal period ended March 31, 2004, the fiscal year ended March 31, 2005, as well as the fiscal periods ended June 30, 2005, September 30, 2005 and December 31, 2005, to reflect the change.

As a result of the change, the Company estimates that revenue and costs of revenue for the year ended March 31, 2005 will both be reduced by $5.4 million. For the quarters ended June 30, 2005, September 30, 2005 and December 31, 2005, the Company expects that the restatement will result in a decrease in each of revenues and costs of $1.2 million, $1.3 million, and $500,000 respectively. Net loss will be unchanged in each period.

The Company did not give a timetable as to when the restatements would be completed.

About ZIM

ZIM is a mobile service provider, aggregator and application developer for the mobile market. ZIM's bridges the gap between data and mobility. For more information on ZIM and its customers, partners and products, visit: www.zim.biz.

For more information:

Jennifer North

Chief Financial Officer

ZIM Corporation

Phone: 1 613.727.1397 ext. 121

E-mail: jnorth@zim.biz

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of Securities & Exchange Act. ZIM Corporation intends for the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. All statements related to the Advanced Internet Services Inc. acquisition and ZIM’s growth strategy and the outcome of any contingencies, are forward-looking statements. All forward-looking statements made in this press release are made as of the date hereof, and ZIM Corporation assumes no obligation to update the forward-looking statements included in this news release. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability, ZIM’s ability to successfully market mobile entertainment to consumers, that we may incur unexpected costs integrating the businesses, and that we may not be able to realize expected synergies in the businesses. Please refer to ZIM Corporation’s filings with the SEC for additional information regarding risks and uncertainties, including, but not limited to, the risk factors listed from time to time in such SEC reports. Copies of these filings are available through the SEC's electronic data gathering analysis and retrieval system (EDGAR) at www.sec.gov.